Exhibit (b)(9)

AMENDMENT NO. 1 TO
INTERCREDITOR AND COLLATERAL AGENCY AGREEMENT

This Amendment No. 1 to Intercreditor and Collateral Agency Agreement (this “Amendment”), dated as of this 19th day of July, 2017, is by and among The PrivateBank and Trust Company (“PrivateBank”), BMO Harris Bank N.A. (“BMO”), The Prudential Insurance Company of America (“Prudential”), Pruco Life Insurance Company (“Pruco”), Prudential Retirement Guaranteed Cost Business Trust (“Prudential Guaranteed”), PAR U Hartford Life Insurance Comfort Trust (“PAR”), PrivateBank, in its capacity as Bank Agent, and PrivateBank, in its capacity as Collateral Agent.

WITNESSETH:

WHEREAS, the parties to this Amendment are party to the Intercreditor and Collateral Agency Agreement dated as of May 14, 2015 (the “Intercreditor Agreement”), as the same shall be amended by this Amendment and amended or otherwise modified from time to time;

WHEREAS, the Borrowers, the Bank Lenders and the Bank Agent are entering into the Amendment No. 5 to Credit Agreement, dated July 18, 2017 (“Bank Amendment”);

WHEREAS, the Borrowers, Prudential, Pruco and Prudential Guaranteed are entering into the Amendment No. 1 to Note Purchase Agreement, dated as of the date hereof (the “Note Amendment”);

WHEREAS, as a condition to the execution and delivery of each of the Bank Amendment and the Note Amendment, the parties thereto require the execution and delivery of this Amendment by the parties hereto.

NOW, THEREFORE, for the above reasons, in consideration of the mutual covenants herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1.                      Definitions.  Capitalized terms used but not defined in this Amendment have the meanings assigned thereto in the Intercreditor Agreement, as amended by this Amendment.

SECTION 2.                      Amendments.  Effective as of the Effective Date (as defined below):

2.1                                              The definition of “Senior Secured Notes” contained in Section 1 of the Intercreditor Agreement is hereby amended and restated in its entirety to read as follows:

“Senior Secured Notes” shall mean, collectively, the Borrowers’ 5.50% Senior Secured Notes due May 14, 2025 and 5.10% Senior Secured Notes due August 17, 2027, in each case, issued pursuant to the Note Agreement”

2.2                                              Section 8 of the Intercreditor Agreement is hereby amended by deleting the reference to “$30,000,000” contained therein and inserting “$42,500,000” in lieu thereof.

SECTION 3.                      Effectiveness.  This Amendment shall become effective as of the date (the “Effective Date”) upon which this Amendment has been executed and delivered by each party hereto concurrently with the effectiveness of the Bank Amendment and the Note Amendment.

SECTION 4.                      Confirmations.  Each party hereto acknowledges and agrees that (i) each reference to the “Senior Secured Notes” contained in any Collateral Document shall be a reference to the Senior Secured Notes (as defined in the Intercreditor Agreement (as amended by this Amendment)), (ii) each reference to “Senior Indebtedness” in any Collateral Documents shall include the obligations under the Senior Secured Notes (as defined in the Intercreditor Agreement (as amended by this Amendment)), (iii) each reference to the “Credit Agreement” in any Collateral Documents shall include the Credit Agreement as amended by the Bank Amendment and (iv) each reference to the “Note Agreement” in any Collateral Documents shall include the Note Agreement as amended by the Note Amendment.

SECTION 5.                      Effect of Amendment.  Upon the effectiveness of this Amendment, each reference to the Intercreditor Agreement in each Collateral Document and in any other document, instrument or agreement shall mean and be a reference to the Intercreditor Agreement as modified by this Amendment.  Except as specifically set forth in Section 2, the Intercreditor Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects.  Except as expressly amended hereby, the Intercreditor Agreement and each of the Collateral Documents are hereby ratified and confirmed in all respects and shall continue in full force and effect.  Except as specifically stated in this Amendment, the execution, delivery and effectiveness of this Amendment shall not (a) amend the Intercreditor Agreement, (b) operate as a waiver of any right, power or remedy of the Collateral Agent, any Bank Lender, the Bank Agent or any Noteholder, or (c) constitute a waiver of, or consent to any departure from, any provision of the Intercreditor Agreement at any time.  The execution, delivery and effectiveness of this Amendment shall not be construed as a course of dealing or other implication that the Collateral Agent, any Bank Lender, the Bank Agent or any Noteholder has agreed to or is prepared to grant any consents or agree to any amendment to the Intercreditor Agreement in the future, whether or not under similar circumstances.

SECTION 6.                      Entire Agreement.  The Intercreditor Agreement, as amended by this Amendment, constitutes the entire agreement and understanding between the parties to each with respect to the subject matter thereof and hereof and supersedes any and all oral communication and prior writings in respect thereof or hereof.

SECTION 7.                      Counterparts. This Amendment may be executed in several counterparts and by each party on a separate counterpart, each of which, when so executed and delivered, shall be an original, but all of which together shall constitute but one and the same instrument.

SECTION 8.                      Governing Law.  THIS AMENDMENT SHALL BE GOVERNED AS TO VALIDITY, INTERPRETATION, ENFORCEMENT AND EFFECT BY THE LAWS OF THE STATE OF MINNESOTA (EXCLUDING ANY CONFLICTS OF LAW RULES WHICH WOULD OTHERWISE CAUSE THIS AMENDMENT TO BE GOVERNED BY THE LAWS OF ANY OTHER JURISDICTION).

SECTION 9.                      Joinder. PAR hereby advises the Collateral Agent, the Bank Agent and the other Senior Lenders that as of the date hereof PAR is acquiring Senior Secured Notes and, pursuant to the provisions of Section 20 of the Intercreditor Agreement, the undersigned hereby assumes the obligations of a Noteholder under the Intercreditor Agreement from and after the date hereof.

For the purposes of Section 10 of the Intercreditor Agreement the address for notices to the undersigned is as follows:

c/o Prudential Capital Group

60 South Sixth Street, Suite 3710

Minneapolis, MN 55402

Attn: Managing Director

Facsimile: 612-326-2222

(Signature Page Follows)

IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first written above.

THE PRIVATEBANK AND TRUST COMPANY, in its individual capacity, as Bank Agent, as a Bank Lender and as Collateral Agent

By:		/s/ Leanne Manning
Leanne Manning
Its Managing Director

BMO HARRIS BANK N.A., as a Bank Lender

By:		/s/ Adam Oliver
Name:		Adam Oliver
Title:		Vice President

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By:		/s/ Peter Pricco
Vice President

PRUCO LIFE INSURANCE COMPANY

By:		/s/ Peter Pricco
Assistant Vice President

PRUDENTIAL RETIREMENT GUARANTEED COST BUSINESS TRUST

By:		PGIM, Inc.
(as Investment Manager)

	By:	/s/ Peter Pricco
Vice President

PAR U HARTFORD LIFE INSURANCE COMFORT TRUST

By:		Prudential Arizona Reinsurance Universal Company,
as Grantor

By:		PGIM, Inc., as Investment Manager

By:		/s/ Peter Pricco
Vice President

Address for notice:

c/o Prudential Capital Group
60 South Sixth Street, Suite 3710
Minneapolis, MN 55402

Attn: Managing Director
Facsimile: 612-326-2222

Acknowledged, consented and agreed:

WINMARK CORPORATION

By:	/s/ Brett D. Heffes
Title:	Chief Executive Officer

WIRTH BUSINESS CREDIT, INC.

By:	/s/ Brett D. Heffes
Title:	Treasurer

WINMARK CAPITAL CORPORATION

By:	/s/ Brett D. Heffes
Title:	Chief Financial Officer and Treasurer

GROW BIZ GAMES, INC.

By:	/s/ Brett D. Heffes
Title:	Treasurer